UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2006

VITASTI, INC. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	000-26673 (Commission File Number)	98-0207081 (IRS Employer Identification No.)

10-20172 113B Avenue, Maple Ridge, British Columbia, Canada (Address of principal executive offices)	V2X 0Y9 (Zip Code)

Registrant's telephone number, including area code (604) 460-8487

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CRF 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See Item 3.02 below.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

On October 23, 2006, Vitasti, Inc., a Delaware corporation (the “Company”), closed a $600,000 financing transaction pursuant to a stock purchase agreement (the “Stock Purchase Agreement”), dated September 29, 2006, among the Company and Luo Yizi (the “Buyer”).

In exchange for Buyer’s $600,000 investment, the Buyer received from the Company, as partial consideration for that investment, (i) ten million (10,000,000) shares of the Company’s $.001 par value non voting preferred stock (the “Preferred Shares”) and (ii) two million (2,000,000) shares of the Company’s $.001 par value common stock.

As additional consideration for the investment of the Buyer with and in the Company, the Buyer received from the Company an interest in the Company’s wind project located in China, known as the 49 Megawatt Zhanjiang wind farm (the “Project”), equal to twenty percent (20%) of the Company’s right, title, and interest in and to the Project, on the terms and subject to the conditions specified in the Stock Purchase Agreement.

Pursuant to the Stock Purchase Agreement, the Buyer may convert the Preferred Shares, on a one share for one share basis, to shares of the Company’s $.001 par value common stock on that date which is exactly one year after the date of the closing date of that transaction.

The proceeds from the transaction will be used for the development of the Project.

The Company issued those shares to Buyer, a non-U.S. person, pursuant to that exemption from registration as set out in Regulation S of the Securities Act of 1933, as amended (the “Act”). The shares issued to the Buyer were not registered pursuant to the Act, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Act.

ITEM 8.01. OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, the registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Stock Purchase Agreement, dated September 29, 2006, among the Company and Luo Yizi.
Exhibit 99.1	Press Release dated September 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2006

VITASTI, INC.

By: /s/ TAMMY LYNN McNABB
Name: Tammy-Lynn McNabb
Title: President and CEO